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                                                                    EXHIBIT 10.8

               AGREEMENT REGARDING THE ASSIGNMENT AND ASSUMPTION
                      OF THE RIGHT TO RECEIVE SHEET MUSIC

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into this _______ day of _______________, 1999, by and among the Eller McConney, L.L.C. ("Eller McConney"), a Washington limited liability company, Avtograf Corporation, a Russian joint stock company ("Avtograf")(Eller McConney and Avtograf are collectively referred to herein as "Assignors"), Sunhawk.com Corporation, a Washington corporation ("Assignee") and Music Production International, a Russian corporation ("MPI").

                                    Recitals

        WHEREAS, Assignors desire to assign to the Assignee all of Assignors' right, title, and interest in such agreements and obligations as more particularly described below; and

        WHEREAS, Assignee desires to accept such assignment from Assignors and receive digital sheet music from MPI in connection with this Agreement and that certain Agreement Regarding the Assignment and Assumption of Sheet Music Production (the "Production Agreement").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors, Assignee and MPI agree, joint and severally, as follows:

        1. Assignment. Assignors assign, set over, transfer, convey, and sell to Assignee, for total consideration to be paid to Eller McConney in the amount of six hundred thousand dollars ($600,000), all of Assignors' right, title, and interest in and to that certain agreement between Eller McConney and Avtograf whereby Avtograf has agreed to provide Eller McConney with at least 270,000 pages of digital sheet music as a result of an investment made by Eller McConney in Avtograf (the "Assignors' Agreement"). This assignment includes, without limitation, the right to receive from MPI, in accordance with the terms of that certain Production Agreement, a minimum of two thousand two hundred and fifty (2,250) pages of digital sheet music per month, beginning on or about October _____, 1999, and continuing for a period of ten (10) years. The total number of pages of digital sheet music to be purchased by the Assignee, and to be provided by MPI, shall equal 270,000 (the "Production Amount").

        All of the right, title and interest in the digital sheet music assigned to Assignee by Assignors shall be subject to satisfying Assignee's qualitative standards. To the extent any page of digital sheet music provided by MPI to Assignee does not satisfy the qualitative requirements of the Assignee, such digital sheet music will not be deemed accepted by the Assignee and, accordingly, will not be included in the two thousand two hundred and fifty


ASSIGNMENT AND ASSUMPTION AGREEMENT
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